Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this registration statement on Form F-10/A of Uranium Royalty Corp. of our report dated August 17, 2020, relating to the consolidated financial statements of Uranium Royalty Corp. as at and for the year ended April 30, 2020, which appears in the Exhibit incorporated by reference in Uranium Royalty Corp.’s Form 40-F filed with the Securities and Exchange Commission on April 22, 2021.

We also consent to reference to us under the heading “Interests of Experts,” which appears in the Annual Information Form included in the Exhibit incorporated by reference in Uranium Royalty Corp.’s Form 40-F filed with the Securities and Exchange Commission on April 22, 2021 which is incorporated by reference in this registration statement on Form F-10/A. We also consent to the reference to us as experts under the heading “Auditors” in such registration statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada

June 16, 2021

PricewaterhouseCoopers LLP

PricewaterhouseCoopers Place, 250 Howe Street, Suite 1400, Vancouver, British Columbia, Canada V6C 3S7

T: +1 604 806 7000, F: +1 604 806 7806, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.